Exhibit 10.6

                                 TRUST AGREEMENT


Between:

                                    Tom Lewis
                               1958 Newhaven Loop
                               Richland, WA 99352
                    (Herein after referred to as Lewis)

and:

                               Lithium Corporation
                           5976 Lingering Breeze St.,
                               Las Vegas, NV 89148
                   (Herein after referred to as Lithium Corp)


Whereas, Lewis has staked mineral claims (the BC Sugar block) in British Columbia, a jurisdiction wherein Lithium Corp is not a recognized entity for the purposes of staking, and maintaining such claims, and is desirous that Lewis manage these claims on the company's behalf until such time as it creates a subsidiary entity which may take assignment of these claims. Additionally pursuant to an agreement dated March 15, 2013 Lewis optioned the Mt Heimdal block of mineral claims in British Columbia to Lithium Corp., holding them in trust until such time as Lithium Corp earned a 100% interest in the block, subject to a 1.5% Net Smelter Royalty

Lewis hereby declares that he is holding all claims outlined in Schedule "A" attached hereto in trust for Lithium Corporation. Also he acknowledges that Lithium Corporation is the sole owner of the BC Sugar block of claims registered in his name, and that he has no ownership interest of any sort in these claims

Lewis also agrees that although Lithium Corp has not fulfilled its obligations under the March 15, 2013 Option agreement on the Mt Heimdal block that he will assign a 100% interest in the block subject to a 2% Net Smelter Royalty (NSR)

Lewis hereby endeavors to assist Lithium Corporation in the maintenance of these claims, but does not assume any financial responsibility in that respect, and Lithium Corporation will forward any sums necessary to maintain them in good standing, for so long as they are desirous to maintain them.

Lewis also agrees to transfer title to these claims to any entity that Lithium Corp directs in the future


Dated this 30th day of August 2013,


/s/ John Hiner                                  /s/ Tom Lewis
--------------------------------                --------------------------------
John Hiner                                      Tom Lewis
Lithium Corporation

                           SCHEDULE "A" MINERAL CLAIMS

BC SUGAR BLOCK

               CLAIM NAME        TENURE #          HECTARES
               ----------        --------          --------
               GR1CH             1019890           20.5743
               GRICH 2           1020105           61.7265
               GPOWER            1020106          411.3772
               GNORMOUS          1020112          514.2159
               GRAD              1020113          370.3664
               GLOVELY           1020510          246.7708
               GMABEL            1020412          411 3344
               GRENDOUS          1021797          904.9545
               GPARK             1021798          740.4368
               GNU               1021800         1089 6107
               GPARKN            1021803         1110.1589
               GMONGOUS          1021805         1726.8485


MT HEIMDAL BLOCK

               CLAIM NAME        TENURE #          HECTARES
               ----------        --------          --------
               HEIMDAL 1         870969            501.63
               HEIMDAL 2         870991            292.59
               HEIMDAL 3         871010            250.79